Filed Pursuant to Rule 424(b)(5)

Registration No. 333-270843

Prospectus Supplement

(to Prospectus dated May 5, 2023)

1,275,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 6,481,233 Shares of Common Stock

Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering 1,275,000 shares of our common stock, par value $0.0001 per share (“Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 6,481,233 shares of Common Stock (and the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants) to a single institutional investor pursuant to this prospectus supplement and the accompanying prospectus. Such investor will also receive Common Stock warrants to purchase up to 7,756,233 shares of our Common Stock (the “Common Warrants”) in a concurrent private placement. The Common Warrants and the shares issuable upon exercise thereof are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not offered pursuant to this prospectus supplement and the accompanying prospectus. The Common Warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The offering price for each share of Common Stock and accompanying Common Warrant to purchase one share of Common Stock is $1.805 and the offering price for each Pre-Funded Warrant and accompanying Common Warrant to purchase one share of Common Stock is $1.8049. The Common Warrants have an exercise price of $1.68 per share, are exercisable immediately upon issuance, and have a term of exercise of five (5) years from the issuance date.

Pre-Funded Warrants are being offered to an investor whose purchase of shares of Common Stock in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock following the consummation of this offering, in lieu of Common Stock. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.0001 per share of Common Stock. Each Pre-Funded Warrant will be exercisable upon issuance and will expire when exercised in full. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Effective as of December 6, 2022, we filed a certificate of amendment of our restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock, at a ratio of 1 share for 10 shares (the “Reverse Stock Split”). Unless otherwise indicated, all share numbers herein, including Common Stock and all securities convertible into Common Stock, give effect to the Reverse Stock Split.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CKPT.” On January 26, 2024, the closing price of our Common Stock as reported on the Nasdaq Capital Market was $1.68 per share.

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered in this offering. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account. We will also issue to the placement agent, or its designees, warrants to purchase up to 465,374 shares of Common Stock (the “Placement Agent Warrants”) as part of the compensation payable to the placement agent in connection with this offering. The Placement Agent Warrants and the shares of Common Stock issuable thereunder are not being registered pursuant to this prospectus supplement and the accompanying prospectus. The Placement Agent Warrants will have substantially the same terms as the Common Warrants described above, except that the Placement Agent Warrants will have an exercise price of $2.2563 per share (representing 125% of the combined purchase price per share and accompanying Common Warrant) and will expire five (5) years following the commencement of the sales pursuant to this offering. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See the information contained under “Risk Factors” on page S-8 of this prospectus supplement and in the documents incorporated herein by reference.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total(1)
Offering Price	$1.805	$1.8049	$13,999,352.44
Placement Agent Fees(2)	$0.12635	$0.12635	$980,000.04
Proceeds, Before Expenses, to Us	$1.67865	$1.67855	$13,019,352.40

(1)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in the concurrent private placement.

(2)	In addition, we have agreed (i) to pay the placement agent a management fee of 1.0% of the aggregate gross proceeds raised in this offering and pay for certain expenses, and (ii) to issue to the placement agent or its designees warrants the Placement Agent Warrants to purchase a number of shares of our Common Stock equal to 6.0% of the aggregate number of shares of Common Stock and shares of Common Stock issuable upon the exercise of Pre-Funded Warrants included in this offering, or 465,374 shares of Common Stock, at an exercise price equal to 125% of the offering price, or $2.2563 per share. See “Plan of Distribution” for additional information regarding compensation payable to the placement agent, including the Placement Agent Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock and Pre-Funded Warrants is expected to be made on or about January 31, 2024, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is January 27, 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-270843) that we originally filed with the U.S. Securities and Exchange Commission (the “SEC”), on March 24, 2023 and which became effective on May 5, 2023.

This document is in two parts. The first part is this prospectus supplement which describes the specific terms of an offering of shares of our Common Stock and Pre-Funded Warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference that we filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representation, warranties, and covenants should not be relied upon as accurately representing the current state of our affairs.

We have not and the placement agent has not authorized anyone to provide you with any information or to make any representations other than those included or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. If you receive any information not authorized by us, we and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, such information. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, “Checkpoint,” the “Company,” “we,” “us,” “our” and similar names refer to Checkpoint Therapeutics, Inc.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend” and similar expressions are generally intended to identify forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, those discussed under the caption “Risk Factors” contained in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus, or under similar heading in the other documents that are incorporated by reference into this prospectus supplement. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. Such forward-looking statements include, but are not limited to, statements about our:

•	expectations for increases or decreases in expenses;

•	expectations for the clinical and pre-clinical development, manufacturing, regulatory approval, and commercialization of our pharmaceutical product candidates or any other products we may acquire or in-license;

•	use of clinical research centers and other contractors;

•	expectations as to the timing of commencing or completing pre-clinical and clinical trials and the expected outcomes of those trials;

•	intention to use data from our ongoing Phase 1 clinical trial of cosibelimab to support the submissions of one or more U.S. Biologics License Applications (“BLA”) and relatedly, our assumption that exclusively foreign clinical data may be acceptable to support marketing approval under Food and Drug Administration (“FDA”) regulations;

•	our ability to work with our third-party manufacturer and the FDA to address the issues raised in the complete response letter for the cosibelimab BLA received from the FDA on December 15, 2023 and execute on a pathway forward;

•	expectations regarding the potential differentiation of cosibelimab, including a potentially favorable study profile as compared to the currently available anti-PD-1 therapies, the two-fold mechanism of action of cosibelimab translating into potential enhanced efficacy, and the projections of publication and regulatory submission timelines;

•	expectations for incurring capital expenditures to expand our research and development and manufacturing capabilities;

•	expectations for generating revenue or becoming profitable on a sustained basis;

•	expectations or ability to enter into marketing and other partnership agreements;

•	expectations or ability to enter into product acquisition and in-licensing transactions;

•	expectations or ability to build our own commercial infrastructure to manufacture, market and sell our product candidates;

•	expectations for the acceptance of our products by doctors, patients or payors;

•	ability to compete against other companies and research institutions;

•	ability to secure adequate protection for our intellectual property;

•	ability to attract and retain key personnel;

•	ability to obtain reimbursement for our products;

•	estimates of the sufficiency of our existing cash and cash equivalents and investments to finance our operating requirements, including expectations regarding the value and liquidity of our investments;

•	stock price and the volatility of the equity markets;

•	expected losses; and

•	expectations for future capital requirements.

The forward-looking statements contained in this prospectus supplement reflect our views and assumptions only as of the date of this prospectus supplement, respectively. Except as required by law, we assume no responsibility for updating any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the ‘‘Risk Factors’’ sections contained in this prospectus supplement and the documents incorporated by reference herein, our consolidated financial statements and the related notes and the other documents incorporated by reference herein.

Our Business

We are a clinical-stage immunotherapy and targeted oncology company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers. We are evaluating our lead antibody product candidate, cosibelimab, an anti-programmed death-ligand 1 antibody licensed from the Dana-Farber Cancer Institute, in an ongoing global, open-label, multicohort Phase 1 clinical trial in checkpoint therapy-naïve patients with selected recurrent or metastatic cancers, including ongoing cohorts in locally advanced and metastatic cutaneous squamous cell carcinoma (“CSCC”) intended to support one or more applications for marketing approval. Based on top-line and interim results in metastatic and locally advanced CSCC, respectively, we submitted a Biologics License Application to the U.S. Food and Drug Administration (“FDA”) for these indications in January 2023. On December 15, 2023, the FDA issued a complete response letter for the cosibelimab biologic license application (“BLA”) for the treatment of patients with metastatic or locally advanced CSCC who are not candidates or curative surgery or radiation. Following resolution of the inspection issues at the third-party contract manufacturing organization raised in the complete response letter, a resubmission of the BLA is planned to support the marketing approval of cosibelimab.

In addition, we are evaluating our lead small-molecule, targeted anti-cancer agent, olafertinib, a third-generation epidermal growth factor receptor (“EGFR”) inhibitor, as a potential new treatment for patients with EGFR mutation-positive non-small cell lung cancer.

In July 2023, we announced longer-term results for cosibelimab from its pivotal studies in locally advanced and metastatic CSCC. These results demonstrated a deepening of response over time, resulting in complete response rates of 23% and 13% in locally advanced and metastatic CSCC, respectively. Additionally, the confirmed objective response rate (“ORR”) in metastatic CSCC increased to 50.0% based on independent central review using Response Evaluation Criteria in Solid Tumors version 1.1 (“RECIST 1.1”). Furthermore, responses continue to remain durable over time with the median duration of response not yet reached in either group. Updated safety data across 247 patients enrolled and treated with cosibelimab in all cohorts of the ongoing study remain consistent with those previously reported.

In June 2022, we announced interim results from a registration-enabling cohort of our multi-regional, Phase 1 clinical trial of cosibelimab in patients with locally advanced CSCC that are not candidates for curative surgery or radiation. Cosibelimab demonstrated a confirmed ORR of 54.8% (95% CI: 36.0, 72.7) based on independent central review of 31 patients enrolled in the cohort.

In January 2022, we announced topline results from a registration-enabling cohort of our multi-regional, Phase 1 clinical trial of cosibelimab in patients with metastatic CSCC. The cohort met its primary endpoint, with cosibelimab demonstrating a confirmed ORR of 47.4% (95% CI: 36.0, 59.1) based on independent central review of 78 patients enrolled in the metastatic CSCC cohort using RECIST 1.1.

To date, we have not received approval for the sale of any product candidate in any market and, therefore, have not generated any product sales from any product candidates. In addition, we have incurred substantial operating losses since our inception, and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of September 30, 2023, we have an accumulated deficit of $295.2 million.

We are a majority-controlled subsidiary of Fortress Biotech, Inc (“Fortress”).

Corporate Information

Checkpoint Therapeutics, Inc. was incorporated in Delaware on November 10, 2014, and commenced principal operations in March 2015. Our principal executive offices are located at 95 Sawyer Road, Suite 110, Waltham, MA 02453, and our telephone number is (781) 652-4500. We maintain a website on the internet at www.checkpointtx.com and our e-mail address is ir@checkpointtx.com. Our internet website, and the information contained on it, are not to be considered part of this prospectus supplement or the accompanying prospectus. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

A certificate of amendment of Checkpoint’s certificate of incorporation for a 1-for-10 reverse split of Checkpoint’s issued and outstanding Common Stock was effective as of December 6, 2022. Unless otherwise indicated, all share numbers herein, including Common Stock and all securities convertible into Common Stock, give effect to the Reverse Stock Split.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CKPT”.

THE OFFERING

Common Stock offered by us	1,275,000 shares of Common Stock.
Pre-Funded Warrants offered by us	Pre-Funded Warrants to purchase up to an aggregate of 6,481,233 shares of our Common Stock. Each Pre-Funded Warrant to purchase one share of our Common Stock is being sold together with a Common Warrant to purchase one share of our Common Stock. Each Pre-Funded Warrant has an exercise price of $0.0001 per share, is immediately exercisable and will expire when exercised in full. This offering also relates to the offering of the 6,481,233 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. See “Description of Securities We Are Offering” on page S-14 of this prospectus supplement.
Concurrent Private Placement	In a concurrent private placement, we are issuing to the purchaser of the Common Stock and the Pre-Funded Warrants in this offering, Common Warrants to purchase up to 7,756,233 of our Common Stock at an exercise price of $1.68 per share, exercisable for a period of five (5) years from the date of issuance. The warrants and the shares of common stock issuable upon the exercise of the warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. See “Private Placement” on page S-17 of this prospectus supplement.
Common Stock to be outstanding after this offering	36,484,134 shares of Common Stock assuming the full exercise of the Pre-Funded Warrants issued in this offering, the Common Stock issued as part of an inducement offer letter agreement in October 2023 and no exercise of any Common Warrants or Placement Agent Warrants issued in a concurrent private placement.
Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $12.7 million. We intend to use the net proceeds of this offering for working capital and general corporate purposes, including funding the planned resubmission of our BLA for cosibelimab. See “Use of Proceeds” on page S-11 of this prospectus supplement.
Risk Factors	Investing in our securities involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement or otherwise incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.
Nasdaq Capital Market Trading Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CKPT.” There is no established trading market for the Pre-Funded Warrants and we do not expect a trading market to develop. We do not intend to list the the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited.

Unless otherwise indicated, all information in this prospectus related to the number of shares of our Common Stock to be outstanding immediately after this offering is based on 22,402,547 shares of our common stock and Class A common stock outstanding as of September 30, 2023. The number of shares outstanding as of September 30, 2023 excludes:

•	An aggregate of 3,496,830 shares of Common Stock reserved for future issuance under our incentive plan;

•	127,000 shares issuable upon exercise of outstanding options with a weighted average exercise price of $8.88;

•	23,392,796 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $3.40;

•	619,884 shares issuable upon the vesting of outstanding restricted stock units;

•	193,905 shares of common stock, representing 2.5% of the gross amount of the offering, which will be issued to Fortress immediately following the offering under the terms of the Founder’s Agreement between the Company and Fortress;

•	7,756,233 shares of Common Stock issuable upon exercise of the Common Warrants issued in the concurrent private placement with an exercise price of $1.68 per share;

•	up to 465,374 shares of Common Stock issuable upon exercise of the Placement Agent Warrants with an exercise price of $2.2563 per share to be issued to the placement agent or its designees as compensation in connection with this offering; and

•	the effects of our October 2023 inducement offer letter agreement with a holder of our existing warrants, including (i) the exercise for cash of an aggregate of 6,325,354 shares of the Company’s common stock at a reduced exercise price of $1.76 (ii) warrants to purchase up to 12,650,708 shares of common stock with an exercise price of $1.51 per share, and (iii) placement agent warrants to purchase up to 379,521 shares of common stock with an exercise price of $2.20 per share.

Further, the number of shares of common stock to be outstanding after this offering does not take into account (i) 158,134 shares issued to Fortress on October 4, 2023 related to the October 2023 inducement offer letter agreement under the terms of the Founder’s Agreement between the Company and Fortress; and (ii) 1,492,915 shares issueable to Fortress as of January 1, 2024 pursuant to the annual equity fee under the terms of the Founder’s Agreement between the Company and Fortress.

Unless otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of outstanding stock options or warrants or achievement of performance-based restricted stock units after September 30, 2023 and (ii) no exercise of the Pre-Funded Warrants offered and sold in this offering or the Common Warrants or Placement Agent Warrants issued in a concurret private placement.

RISK FACTORS

Investment in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as filed with the SEC on November 13, 2023, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to this Offering

You will experience immediate and substantial dilution.

Because the offering price per share in this offering exceeds the net tangible book value per share of our Common Stock outstanding prior to this offering you will incur an immediate and substantial dilution in the net tangible book value of the shares of Common Stock you purchase in this offering or the shares of Common Stock underlying the Pre-Funded Warrants you purchase in this offering. After giving effect to the sale by us of: (i) 1,275,000 shares of our Common Stock at an offering price of $1.805 per share of Common Stock and associated Common Warrant, and (ii) 6,481,233 Pre-Funded Warrants at an offering price of $1.8049 per Pre-Funded Warrant and associated Common Warrant, and after deducting placement agent fees and estimated offering expenses payable by us and assuming full exercise of the Pre-Funded Warrants and no exercise of the Common Warrants, you will experience immediate dilution of $2.015 per share, representing the difference between the effective offering price per share and our as adjusted net tangible book value per share as of September 30, 2023 after giving effect to this offering. The exercise of warrants, including the Common Warrants issued in connection with the concurrent private placement, exercise of outstanding stock options, and vesting of other stock awards may result in further dilution of your investment. See the section entitled “Dilution” appearing elsewhere in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

The trading price of our Common Stock could be highly volatile, which could result in substantial losses for purchasers of our Common Stock in this offering.

Our stock price is volatile. The stock market in general and the market for pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your Common Stock at or above the offering price and you may lose some or all of your investment. The market price for our Common Stock may be influenced by many factors, including:

•	announcements relating to the clinical development of our product candidates;

•	announcements concerning the progress of our efforts to obtain regulatory approval for and commercialize our product candidates or any future product candidate, including any requests we receive from the FDA, or comparable regulatory authorities outside the United States, for additional studies or data that result in delays or additional costs in obtaining regulatory approval or launching these product candidates, if approved;

•	the depth and liquidity of the market for our Common Stock;

•	investor perceptions about us and our business;

•	market conditions in the pharmaceutical and biotechnology sectors or the economy as a whole, which may be impacted by economic or other crises or external factors;

•	price and volume fluctuations in the overall stock market;

•	the failure of one or more of our product candidates or any future product candidate, if approved, to achieve commercial success;

•	announcements of the introduction of new products by us or our competitors;

•	developments concerning product development results or intellectual property rights of others;

•	litigation or public concern about the safety of our potential products;

•	actual fluctuations in our quarterly operating results, and concerns by investors that such fluctuations may occur in the future;

•	deviations in our operating results from the estimates of securities analysts or other analyst comments;

•	additions or departures of key personnel;

•	health care reform legislation, including measures directed at controlling the pricing of pharmaceutical products, and third-party coverage and reimbursement policies;

•	developments concerning current or future strategic collaborations; and

•	discussion of us or our stock price by the financial and scientific press and in online investor communities.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for pharmaceutical and biotechnology companies, which have experienced significant stock price volatility in recent years.

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including funding the planned resubmission of our BLA for cosibelimab. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. If we sell Common Stock, convertible securities, or other equity securities, investors may be materially diluted by subsequent sales.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of Pre-Funded Warrant purchased in this offering will have no rights as common stockholders until such holders exercise such Pre-Funded Warrants and acquire our Common Stock.

Until holders of Pre-Funded Warrants acquire shares of our Common Stock upon exercise of such Pre-Funded Warrants, the holders will have no rights with respect to the shares of our Common Stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $12.7 million from this offering, after deducting estimated offering expenses payable by us, including the placement agent fees, and excluding the proceeds, if any, from the exercise of the Common Warrants or the Placement Agent Warrants issued in the concurrent private placement. We intend to use the net proceeds of this offering for working capital and general corporate purposes, including funding the planned resubmission of our BLA for cosibelimab.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the effective offering price per share of our Common Stock and/or Pre-Funded Warrants and Common Warrants and the as adjusted net tangible book value per share of our Common Stock immediately after this offering. The net tangible book value of our Common Stock as of September 30, 2023 was approximately $(19.0) million, or approximately $(0.85) per share of Common Stock based upon 22,402,547 shares of common stock and Class A common stock outstanding as of September 30, 2023. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of Common Stock outstanding as of September 30, 2023.

Net tangible book value dilution per share to the investor participating in this offering represents the difference between the effective offering price per share paid by the purchaser of the securities in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after this offering. After giving effect to the sale of 1,275,000 shares of our Common Stock and Pre-Funded Warrants to purchase 6,481,233 shares in this offering and associated Common Warrants at an offering price of $1.805 per share of Common Stock and accompanying Common Warrant and $1.8049 per Pre-Funded Warrant and accompanying Common Warrant, as applicable, and after deducting placement agent fees and estimated offering expenses payable by us, and assuming full exercise of the Pre-Funded Warrants and no exercise of the Common Warrants issued in the concurrent private placement, our as adjusted net tangible book value as of September 30, 2023 would have been approximately $(6.3) million, or $(0.21) per share. This represents an immediate increase in net tangible book value of $0.64 per share to existing stockholders and immediate dilution of $2.015 per share to the investor purchasing our securities in this offering at the offering price. The following table illustrates this dilution on a per share basis:

Offering price per share		$1.805
Historical net tangible book value per share as of September 30, 2023	$(0.85)
Increase in net tangible book value per share attributable to this offering	$0.64
As adjusted net tangible book value per share after giving effect to this offering		$(0.21)
Dilution in net tangible book value per share to the investor participating in this offering		$2.015

The discussion and table above assume no exercise of Common Warrants sold in the concurrent private placement and full exercise of the Pre-Funded Warrants sold in this offering and are based on 22,402,547 shares of common stock and Class A common stock outstanding as of September 30, 2023. The number of shares outstanding as of September 30, 2023 excludes:

•	127,000 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $8.88 per share;

•	23,392,796 shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $3.40 per share;

•	619,884 shares issuable upon the vesting of outstanding restricted stock units;

•	An aggregate of 3,496,830 shares of Common Stock reserved for future issuance under our incentive plan;

•	193,905 shares of common stock, representing 2.5% of the gross amount of the offering, which will be issued to Fortress immediately following the offering under the terms of the Founder’s Agreement between the Company and Fortress;

•	7,756,233 shares of Common Stock issuable upon exercise of the Common Warrants issued in the concurrent private placement with an exercise price of $1.68 per share;

•	up to 465,374 shares of Common Stock issuable upon exercise of the Placement Agent Warrants with an exercise price of $2.2563 per share to be issued to the placement agent or its designees as compensation in connection with this offering; and

•	the effects of our October 2023 inducement offer letter agreement with a holder of our existing warrants, including (i) the exercise for cash of an aggregate of 6,325,354 shares of the Company’s common stock at a reduced exercise price of $1.76 (ii) warrants to purchase up to 12,650,708 shares of common stock with an exercise price of $1.51 per share, and (iii) placement agent warrants to purchase up to 379,521 shares of common stock with an exercise price of $2.20 per share.

Further, the number of shares of common stock to be outstanding after this offering does not take into account (i) 158,134 shares issued to Fortress on October 4, 2023 related to the October 2023 inducement offer letter agreement under the terms of the Founder’s Agreement between the Company and Fortress; and (ii) 1,492,915 shares issueable to Fortress as of January 1, 2024 pursuant to the annual equity fee under the terms of the Founder’s Agreement between the Company and Fortress.

To the extent that outstanding options or warrants as of September 30, 2023 have been or may be exercised, performance-based restricted stock units have been achieved, or other shares issued, the investor purchasing our securities in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid any dividends. We currently intend to retain earnings, if any, for use in our business. We do not anticipate paying dividends in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Description of Securities We Are Offering

Description of Capital Stock

The following description summarizes the material terms of Checkpoint capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and to the provisions of applicable Delaware law.

Common Stock

Our common stock is traded on The Nasdaq Capital Market, or the Exchange, under the symbol “CKPT.”

The authorized capital stock of Checkpoint consists of 80,000,000 shares of common stock, of which 700,000 shares have been designated as Class A common stock. The description of our Class A common stock in this item is for information purposes only. All of the Class A common stock has been issued to Fortress. Class A common stock is identical to common stock other than as to voting rights, the election of directors for a definite period, and conversion rights. On any matter presented to our stockholders for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Class A common stock will be entitled to cast for each share of Class A common stock held by such holder as of the record date for determining stockholders entitled to vote on such matter, the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of the shares of outstanding common stock and the denominator of which is the number of shares of outstanding Class A common stock. Thus, the Class A common stock will at all times constitute a voting majority. For a period of ten (10) years from the date of the first issuance of shares of Class A common stock expiring in 2025 (the “Class A Director Period”), the holders of record of the shares of Class A common stock (or other capital stock or securities issued upon conversion of or in exchange for the Class A common stock), exclusively and as a separate class, will be entitled to appoint or elect the majority of the directors of Checkpoint (the “Class A Directors”). Finally, each share of Class A common stock is convertible, at the option of the holder, into one fully paid and nonassessable share of common stock (the “Conversion Ratio”), subject to certain adjustments.

If Checkpoint at any time effects a subdivision of the outstanding common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) by any stock split, stock dividend, recapitalization or otherwise, the applicable Conversion Ratio in effect immediately before that subdivision will be proportionately decreased so that the number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) issuable on conversion of each share of Class A common stock will be increased in proportion to such increase in the aggregate number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) outstanding. If Checkpoint at any time combines the outstanding shares of common stock, the applicable Conversion Ratio in effect immediately before the combination will be proportionately increased so that the number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) issuable on conversion of each share of Class A common stock will be decreased in proportion to such decrease in the aggregate number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) outstanding. Additionally, if any reorganization, recapitalization, reclassification, consolidation or merger involving Checkpoint occurs in which the common stock (but not the Class A common stock) is converted into or exchanged for securities, cash or other property (other than a transaction involving the subdivision or combination of the common stock), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Class A common stock becomes convertible into the kind and amount of securities, cash or other property which such Class A Stockholder would have been entitled to receive had he or she converted the Class A Shares immediately before said transaction. In such case, appropriate adjustment (as determined in good faith by the Board of Directors of Checkpoint) will be made in the application of the provisions of Checkpoint’s Amended and Restated Certificate of Incorporation relating the subdivision or combination of the common stock with respect to the rights and interests thereafter of the holders of the Class A common stock, such that the provisions set forth in of Checkpoint’s Amended and Restated Certificate of Incorporation relating to the subdivision or combination of the common stock (including the provisions with respect to changes in and other adjustments of the applicable Conversion Ratio) will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Class A common stock. Checkpoint is not authorized to issue preferred stock.

Dividends

The holders of outstanding shares of our common stock, including Class A Common Stock, are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. All dividends are non-cumulative.

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors, except as to the Class A Directors during the Class A Director Period. Our certificate of incorporation and bylaws do not provide for cumulative voting rights.

Liquidation and Dissolution

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock, including Class A Common Stock, outstanding at that time after payment of other claims of creditors, if any.

Other

The holders of our common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

All of the outstanding shares of our common stock, including Class A common stock, are duly issued, fully paid and non-assessable.

Pre-Funded Warrants

We are also offering Pre-Funded Warrants to purchase up to an aggregate of 6,481,233 shares of Common Stock (and the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants), to the same institutional investor whose purchase of shares of Common Stock in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock following the consummation of this offering, in lieu of Common Stock. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.0001 per share of Common Stock. The offering price is $1.8049 per Pre-Funded Warrant and accompanying Common Warrant. Each Pre-Funded Warrant will be exercisable upon issuance and will expire when exercised in full. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. The summary of certain terms and provisions of the Pre-Funded Warrant is not complete and is subject to, and qualified in its entirety by, the provisions of the form of which is filed as an exhibit to our Current Report on Form 8-K and which is incorporated by reference herein.

CONCURRENT Private placement

Concurrently with the sale of common stock in this offering, we will issue to the investor in this offering, Common Warrants to purchase up to 7,756,233 shares of Common Stock at an exercise price of $1.68 per share exercisable for a period of five (5) years from the date of issuance. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash.

The Common Warrants and the common stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, the investors may only sell common stock issued upon exercise of the Common Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of the Common Warrant is filed with the SEC as an exhibit to a Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of the Common Warrants for a complete description of the terms and conditions of the Common Warrants.

Common Warrants

Each Common Warrant offered hereby will be a warrant to purchase one share of Common Stock and will have an initial exercise price equal to $1.68 per share. The Common Warrants will be immediately exercisable and will expire five (5) years from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Common Stock and the exercise price. Additionally, as more fully described in the Common Warrants, in the event of certain Fundamental Transactions, the holders of Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrants. The Common Warrants will be issued separately from the shares of Common Stock.

Placement Agent Warrants

We have also agreed to issue to H.C. Wainwright & Co., LLC (or its permitted assignees) Placement Agent Warrants to purchase a number of shares of our Common Stock equal to 6.0% of the aggregate number of shares of Common Stock included in this offering, or 465,374 shares of Common Stock at an exercise price equal to 125% of the offering price of the Common Stock and accompanying Common Warrants in this offering, or $2.2563 per share, and to pay certain expenses of the placement agent in connection with this offering. The Placement Agent Warrants will be exercisable immediately and will expire five (5) years from the commencement of sales in the offering. Except as provided herein, the Placement Agent Warrants will have substantially the same terms as the Common Warrants being issued in the concurrent private placement. The summary of certain terms and provisions of the Placement Agent Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of the Placement Agent Warrant which is filed as an exhibit to our Current Report on Form 8-K and which is incorporated by reference herein.

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”) to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering. The placement agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus. We have entered into a securities purchase agreement directly with the investor in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. We may not sell the entire amount of shares of our Common Stock and Pre-Funded Warrants offered pursuant to this prospectus supplement.

We expect to deliver the shares of our Common Stock and Pre-Funded Warrants being offered pursuant to this prospectus supplement on or about January 31, 2024, subject to satisfaction of customary closing conditions.

We have agreed to indemnify the placement agent against specified liabilities relating to or arising out of the agent’s activities as placement agent.

Fees and Expenses

We have agreed to pay the placement agent in connection with this offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds of this offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds of this offering, (iii) a non-accountable expense allowance of $75,000 and (iv) $15,950 for the clearing fees.

We estimate that the total expenses payable by us in connection with this offering, excluding the placement agent fees and expenses referred to above, will be approximately $75,000.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent, or its designees, at the closing of this offering, Placement Agent Warrants to purchase 6.0% of the number of shares of our Common Stock and Pre-Funded Warrants sold in this offering (or warrants to purchase up to 465,374 shares of our Common Stock), at an exercise price of $2.2563 per share (representing 125% of the offering price per share and accompanying Common Warrant). The Placement Agent Warrants and the shares of our Common Stock issuable upon exercise thereof are not being registered pursuant to this prospectus supplement and accompanying prospectus.

The Placement Agent Warrants will be exercisable immediately upon issuance and will expire five (5) years from the commencement of sales in the offering.

Except as provided above, the Placement Agent Warrants will have substantially the same terms as the Common Stock Warrants issued to the investor in the concurrent private placement.

Tail Financing Payments

We have also agreed to pay the placement agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by placement agent during the term of the engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of our engagement agreement.

Right of First Refusal

In addition, we have granted a right of first refusal to the placement agent pursuant to which it has the right to act as the exclusive manager or underwriter or agent, as applicable, if we or our subsidiaries finance any indebtedness using an agent, or raise capital through a public or private offering of equity, equity-linked or debt securities at any time prior to the 10-month anniversary of the consummation date of this offering.

Lock-up Agreement

We have agreed to be subject to a lock-up for a period of 90 days following the date of closing of the offering pursuant to this prospectus supplement and accompanying prospectus. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or their equivalents, subject to certain exceptions. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Common Stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by Wainwright acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

From time to time, the placement agent has provided and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. The placement agent acted as our exclusive placement agent for the registered direct offerings we consummated in December 2022, February 2023, April 2023, May 2023, and July 2023, warrant inducement transaction we consummated in October 2023 and a sales agent in connection with our ATM, for which it received or may in the future receive compensation. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any services.

Listing of Common Stock

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CKPT.” There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop.

LEGAL MATTERS

Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus will be passed upon for us by Alston & Bird LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2021 and for the year then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Checkpoint Therapeutics, Inc. as of December 31, 2022 and for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2022 financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

As of July 15, 2022, KPMG LLP was engaged as our registered independent public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is www.sec.gov. You can also obtain copies of materials we file with the SEC from our internet website found at www.checkpointtx.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “CKPT.”

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

a)	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, filed with the SEC on May 15, 2023, June 30, 2023, filed with the SEC on August 14, 2023, and September 30, 2023, filed with the SEC on November 13, 2023;

c)	Our Current Reports on Form 8-K filed with the SEC on January 4, 2023, February 22, 2023, March 2, 2023, April 4, 2023, May 24, 2023, June 13, 2023, July 27, 2023, July 31, 2023, October 3, 2023, December 18, 2023, January 5, 2024, and January 30, 2024;

d)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2023; and

e)	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 22, 2017.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the related prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus supplement and the related prospectus, but not delivered with this prospectus supplement and the related prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 95 Sawyer Road, Suite 110, Waltham, Massachusetts 02453, Attn: Chief Financial Officer, or by calling (781) 652-4500.

PROSPECTUS

$150,000,000

Common Stock

Warrants

Debt Securities

Units

We may offer and sell an indeterminate number of shares of our common stock, warrants to purchase common stock, debt securities, or units representing some or all of these securities from time to time under this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer our securities in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell our securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “CKPT.” On March 20, 2023, the per share closing price of our common stock as reported on the Nasdaq Capital Market was $3.57 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will therefore be subject to reduced reporting requirements.

Investing in our securities involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, which has been filed with the SEC and are incorporated by reference into this prospectus. You should read this entire prospectus carefully before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2023.

TABLE OF CONTENTS

i

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Checkpoint,” the “Company,” “we,” “us” and “our” refer to Checkpoint Therapeutics, Inc.

This prospectus is part of a “shelf” registration statement that we filed with the SEC. By using a shelf registration statement, we may sell our securities, as described in this prospectus, from time to time in one or more offerings. We may use the shelf registration statement to offer and sell securities described in this prospectus. Each time we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information incorporated into this prospectus or described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission (“SEC”) and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only, or when such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since the relevant date.

Neither we, nor any of our officers, directors, agents or representatives or underwriters, make any representation to you about the legality of an investment. You should not interpret the contents of this prospectus, any prospectus supplement, or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the terms of the offering.

Solely for convenience, tradenames referred to in this prospectus, the accompanying prospectus and the documents incorporated by reference may appear without the ® or TM symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these tradenames.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

1

SUMMARY
Our Business
We are a clinical-stage immunotherapy and targeted oncology company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers. We are evaluating our lead antibody product candidate, cosibelimab, an anti-programmed death-ligand 1 antibody licensed from the Dana-Farber Cancer Institute (“Dana-Farber”), in an ongoing multi-regional, open-label, multicohort Phase 1 clinical trial in checkpoint therapy-naïve patients with selected recurrent or metastatic cancers, including ongoing cohorts in locally advanced and metastatic cutaneous squamous cell carcinoma (“CSCC”) intended to support one or more applications for marketing approval. Based on top-line and interim results in metastatic and locally advanced CSCC, respectively, we submitted a Biologics License Application the U.S. Food and Drug Administration (“FDA”) for these indications in January 2023, which application is filed and under review with a Prescription Drug User Fee Act (“PDUFA”) goal date of January 3, 2024. In addition, we are evaluating our lead small-molecule, targeted anti-cancer agent, olafertinib, a third-generation epidermal growth factor receptor (“EGFR”) inhibitor, as a potential new treatment for patients with EGFR mutation-positive non-small cell lung cancer (“NSCLC”).

In June 2022, we announced interim results from a registration-enabling cohort of our multi-regional, Phase 1 clinical trial of cosibelimab in patients with locally advanced CSCC that are not candidates for curative surgery or radiation. Cosibelimab demonstrated a confirmed objective response rate (“ORR”) of 54.8% (95% CI: 36.0, 72.7) based on independent central review of 31 patients enrolled in the cohort using Response Evaluation Criteria in Solid Tumors version 1.1 (“RECIST 1.1”).

In January 2022, we announced top-line results from a registration-enabling cohort of our multi-regional, Phase 1 clinical trial of cosibelimab in patients with metastatic CSCC. The cohort met its primary endpoint, with cosibelimab demonstrating a confirmed ORR of 47.4% (95% CI: 36.0, 59.1) based on independent central review of 78 patients enrolled in the metastatic CSCC cohort using RECIST 1.1.

We have also entered into various collaboration agreements with TG Therapeutics, Inc., a related party, to develop and commercialize certain assets in connection with our licenses in the field of hematological malignancies, while we retain the right to develop and commercialize these assets in solid tumors.

To date, we have not received approval for the sale of any product candidate in any market and, therefore, have not generated any product sales from any product candidates. In addition, we have incurred substantial operating losses since our inception, and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of September 30, 2022, we have an accumulated deficit of $241.5 million.

We are a majority-controlled subsidiary of Fortress Biotech, Inc (“Fortress”).

2

Company information
Checkpoint Therapeutics, Inc. was incorporated in Delaware on November 10, 2014, and commenced principal operations in March 2015. Our principal executive offices are located at 95 Sawyer Road, Suite 110, Waltham, MA 02453, and our telephone number is (781) 652-4500. We maintain a website on the Internet at www.checkpointtx.com and our e-mail address is ir@checkpointtx.com. Our internet website, and the information contained on it, are not to be considered part of this prospectus. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

A certificate of amendment of Checkpoint’s certificate of incorporation for a 1-for-10 reverse split of Checkpoint’s issued and outstanding Common Stock was effective as of December 6, 2022. Unless otherwise indicated, all share numbers herein, including Common Stock and all securities convertible into Common Stock, give effect to the Reverse Stock Split. However, documents incorporated by reference into this prospectus that were filed prior to December 6, 2022, do not give effect to the Reverse Stock Split.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CKPT”.

3

THE OFFERING

Use of Proceeds	We intend to use the net proceeds of any offering as set forth in the applicable prospectus supplement.

Nasdaq Capital Market Symbol	CKPT

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FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend” and similar expressions are generally intended to identify forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, those discussed under the caption “Risk Factors” contained in this prospectus, any prospectus supplement, any applicable free writing prospectus, or under similar heading in the other documents that are incorporated by reference into this prospectus. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. Such forward-looking statements include, but are not limited to, statements about our:

•	expectations for increases or decreases in expenses;

•	expectations for the clinical and pre-clinical development, manufacturing, regulatory approval, and commercialization of our pharmaceutical product candidates or any other products we may acquire or in-license;

•	use of clinical research centers and other contractors;

•	expectations as to the timing of commencing or completing pre-clinical and clinical trials and the expected outcomes of those trials, including the novel coronavirus (COVID-19) pandemics or other crises’ potentials to negatively affect the hospitals and clinical sites in which we may conduct any of our clinical trials, and patients’ willingness to access those sites to continue the trials;

•	intention to use data from our ongoing Phase 1 clinical trial of cosibelimab to support the submissions of one or more U.S. Biologics License Applications and relatedly, our assumption that exclusively foreign clinical data may be acceptable to support marketing approval under Food and Drug Administration regulations;

•	expectations regarding the potential differentiation of cosibelimab, including a potentially favorable study profile as compared to the currently available anti-PD-1 therapies, the two-fold mechanism of action of cosibelimab translating into potential enhanced efficacy, and the projections of publication and regulatory submission timelines;

•	expectations for incurring capital expenditures to expand our research and development and manufacturing capabilities;

•	expectations for generating revenue or becoming profitable on a sustained basis;

•	expectations or ability to enter into marketing and other partnership agreements;

•	expectations or ability to enter into product acquisition and in-licensing transactions;

•	expectations or ability to build our own commercial infrastructure to manufacture, market and sell our product candidates;

•	expectations for the acceptance of our products by doctors, patients or payors;

•	ability to compete against other companies and research institutions;

•	ability to secure adequate protection for our intellectual property;

•	ability to attract and retain key personnel;

•	ability to obtain reimbursement for our products;

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•	estimates of the sufficiency of our existing cash and cash equivalents and investments to finance our operating requirements, including expectations regarding the value and liquidity of our investments;

•	stock price and the volatility of equity markets;

•	expected losses; and

•	expectations for future capital requirements.

The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. Except as required by law, we assume no responsibility for updating any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in the “Risk Factors” section of our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

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PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus from time to time in one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	in short or long transactions;

•	directly to one or more purchasers;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

•	through at-the-market issuances;

•	in privately negotiated transactions; or

•	through a combination of any of these methods of sale.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including the following, as applicable:

•	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them;

•	the purchase price of the securities being offered and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any options under which underwriters may purchase additional securities from us; and

•	any security exchanges on which the securities may be listed.

The purchase price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

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Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum compensation to be received by a FINRA member or independent broker-dealer may not exceed 8% of the offering proceeds. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.

At-the-Market Offerings

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

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Description of Securities

Description of Capital Stock

The following description summarizes the material terms of Checkpoint capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and to the provisions of applicable Delaware law.

Common Stock

Our common stock is traded on The Nasdaq Capital Market, or the Exchange, under the symbol “CKPT”.

The authorized capital stock of Checkpoint consists of 50,000,000 shares of common stock, of which 700,000 shares have been designated as Class A common stock. The description of our Class A common stock in this item is for information purposes only. All of the Class A common stock has been issued to Fortress. Class A common stock is identical to common stock other than as to voting rights, the election of directors for a definite period, and conversion rights. On any matter presented to our stockholders for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Class A common stock will be entitled to cast for each share of Class A common stock held by such holder as of the record date for determining stockholders entitled to vote on such matter, the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of the shares of outstanding common stock and the denominator of which is the number of shares of outstanding Class A common stock. Thus, the Class A common stock will at all times constitute a voting majority. For a period of ten (10) years from the date of the first issuance of shares of Class A common stock expiring in 2025 (the “Class A Director Period”), the holders of record of the shares of Class A common stock (or other capital stock or securities issued upon conversion of or in exchange for the Class A common stock), exclusively and as a separate class, will be entitled to appoint or elect the majority of the directors of Checkpoint (the “Class A Directors”). Finally, each share of Class A common stock is convertible, at the option of the holder, into one fully paid and nonassessable share of common stock (the “Conversion Ratio”), subject to certain adjustments.

If Checkpoint at any time effects a subdivision of the outstanding common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) by any stock split, stock dividend, recapitalization or otherwise, the applicable Conversion Ratio in effect immediately before that subdivision will be proportionately decreased so that the number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) issuable on conversion of each share of Class A common stock will be increased in proportion to such increase in the aggregate number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) outstanding. If Checkpoint at any time combines the outstanding shares of common stock, the applicable Conversion Ratio in effect immediately before the combination will be proportionately increased so that the number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) issuable on conversion of each share of Class A common stock will be decreased in proportion to such decrease in the aggregate number of shares of common stock (or other capital stock or securities at the time issuable upon conversion of the Class A common stock) outstanding. Additionally, if any reorganization, recapitalization, reclassification, consolidation or merger involving Checkpoint occurs in which the common stock (but not the Class A common stock) is converted into or exchanged for securities, cash or other property (other than a transaction involving the subdivision or combination of the common stock), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Class A common stock becomes convertible into the kind and amount of securities, cash or other property which such Class A Stockholder would have been entitled to receive had he or she converted the Class A Shares immediately before said transaction. In such case, appropriate adjustment (as determined in good faith by the Board of Directors of Checkpoint) will be made in the application of the provisions of Checkpoint’s Amended and Restated Certificate of Incorporation relating the subdivision or combination of the common stock with respect to the rights and interests thereafter of the holders of the Class A common stock, such that the provisions set forth in of Checkpoint’s Amended and Restated Certificate of Incorporation relating to the subdivision or combination of the common stock (including the provisions with respect to changes in and other adjustments of the applicable Conversion Ratio) will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Class A common stock. Checkpoint is not authorized to issue preferred stock.

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Dividends

The holders of outstanding shares of our common stock, including Class A Common Stock, are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. All dividends are non-cumulative.

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors, except as to the Class A Directors during the Class A Director Period. Our certificate of incorporation and bylaws do not provide for cumulative voting rights.

Liquidation and Dissolution

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock, including Class A Common Stock, outstanding at that time after payment of other claims of creditors, if any.

Other

The holders of our common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

All of the outstanding shares of our common stock, including Class A common stock, are duly issued, fully paid and non-assessable.

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Description of Warrants

We may issue warrants to purchase shares of our common stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

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Description of Debt Securities

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

•	title and aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	applicable subordination provisions, if any;

•	provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;

•	percentage or percentages of principal amount at which the debt securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

•	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•	where the debt securities may be presented for registration of transfer, exchange or conversion;

•	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

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•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	extent to which a secondary market for the debt securities is expected to develop;

•	provisions relating to defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	any restrictions or conditions on the transferability of the debt securities;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

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We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

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Description of Units

We may issue, in one more series, units comprised of shares of our common stock, warrants to purchase common stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described herein; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, warrants and/or debt securities.

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DIVIDEND POLICY

We have never declared or paid any dividends. We currently intend to retain earnings, if any, for use in our business. We do not anticipate paying dividends in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Alston & Bird LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in any applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

As of July 15, 2022, KPMG LLP was engaged as our registered independent public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is www.sec.gov. You can also obtain copies of materials we file with the SEC from our internet website found at www.checkpointtx.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “CKPT”.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus and any prospectus supplement. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

a)	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2022;

b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022 filed with the SEC on May 12, 2022, and August 12, 2022, and November 10, 2022 respectively;

c)	Our Current Reports on Form 8-K filed with the SEC on January 25, 2022, June 15, 2022, June 16, 2022, July 21, 2022, November 4, 2022, December 5, 2022, December 16, 2022, January 4, 2023, February 22, 2023, and March 2, 2023;

d)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022; and

e)	Description of our common stock, which is contained in our Annual Report on Form 10-K filed with the SEC on March 28, 2022.

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All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus and any related prospectus, but not delivered with this prospectus and any related prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 95 Sawyer Road, Suite 110, Waltham, Massachusetts 02453, Attn: Chief Financial Officer, or by calling (781) 652-4500.

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1,275,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 6,481,233 Shares of Common Stock

Shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

January 27, 2024